EXHIBIT 16


                       [Letterhead of Deloitte & Touche]


June 27, 1996





Securities and Exchange Comission
Mail Stop 9-5
450 Fifth Street, N.W.
Washington, D.C. 20549


Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-K of Golden Books Entertainment, Inc. (formerly Western Publishing Group, Inc.) dated June 20, 1996.


                                        Very truly yours,

                                        /s/ Deloitte & Touche LLP